 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2005

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - Entry into a Material Definitive Agreement.

At their Board meeting on December 22, 2005, the Board of Directors of DNB Financial Corporation (the "Registrant") and its wholly owned subsidiary DNB First, National Association ("the Bank"), upon the recommendation of the Benefits and Compensation Committee (the "Committee"), approved the following nonqualified stock options grants, effective December 22, 2005, exercisable at $19.30 per share, under the 1995 Stock Option Plan of DNB Financial Corporation, (as amended and restated, effective April 27, 2004) for the Registrant's Executive Officers and certain members of the Registrant's Board of Directors:

	Number of Shares
Name	Underlying Options Granted	Title

William S. Latoff	17,000	Chairman & CEO
William J. Hieb	16,000	President & COO
Thomas M. Miller	7,000	First EVP & chief Lending Officer
Ronald K. Dankanich	4,000	EVP, Operations, IT and HR
Bruce E. Moroney	4,000	EVP & CFO
C. Tomlinson Kline	1,000	SVP, Chief Credit Officer
Mildred C. Joyner	2,500	Director
James J. Koegel	2,500	Director
Eli Silberman	2,500	Director
James Thornton	2,500	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

December 27, 2005	By:	/s/ William J. Hieb
Name: William J. Hieb
Title: President and Chief Operating Officer